EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 30, 1997 on the financial statements and supplemental schedules of the Weatherford Enterra, Inc. 401(k) Savings Plan as of December 31, 1996 and 1995 and for the year ended December 31, 1996, included in this Form 11-K, into the previously filed Weatherford Enterra, Inc. Form S-8 Registration Statements (File No. 33-54842 and 2-88509).

ARTHUR ANDERSEN LLP

Houston, Texas
June 30, 1997